UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2017

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	[001-33197]	95-4661210
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd
Pasadena, CA	91106
(Address of principal executive offices)	(Zip Code)

(626) 229-9191
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017, the Board of Directors (the “Board”) of Guidance Software, Inc. (the “Company”) adopted and approved the Guidance Software Inc. 2017 Incentive Award Plan (the “2017 Plan”), subject to stockholder approval. On May 3, 2017, the Company’s stockholders approved the 2017 Plan at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

The 2017 Plan provides for the grant of stock-based and cash-based awards to employees, directors and independent contractors of the Company and its affiliates, including awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The aggregate number of shares of the Company’s common stock available for issuance pursuant to awards granted under the 2017 Plan is 2 million shares (subject to adjustment as described in the 2017 Plan). In connection with the adoption of the 2017 Plan, the Board delegated to its Compensation Committee (the “Compensation Committee”) the authority to administer the 2017 Plan. The 2017 Plan is not intended to supersede or otherwise replace the Company’s current equity incentive plan, the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (as amended, the “2004 Plan”). Rather, the Company may continue to grant awards under the 2004 Plan using the shares available for issuance thereunder until the share reserve for the 2004 Plan has been exhausted or the 2004 Plan expires on November 10, 2018.

Description of the 2017 Plan is set forth in the proxy statement filed with the Securities and Exchange Commission on April 7, 2017 (the “Proxy”), and is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is attached as Appendix 1 to the Proxy and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 3, 2017. As of the record date, there were 32,656,111 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 28,608,286 shares of common stock were represented in person or by proxy; therefore a quorum was present. The following proposals were submitted by the Board to a vote of security holders:

(1)

To elect seven directors to hold office until the Company’s 2018 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s nominees, as listed in the proxy statement. The seven nominees for the seven directorships received the following votes:

Name of Director	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Reynolds C. Bish	21,970,863	909,338	12,787	5,715,298
Max Carnecchia	22,349,684	531,069	12,235	5,715,298
John Colbert	18,955,886	3,934,021	3,081	5,715,298
Patrick Dennis	22,515,133	371,901	5,954	5,715,298
Wade Loo	22,355,632	408,663	128,693	5,715,298
Michael McConnell	22,467,090	409,663	16,235	5,715,298
Robert van Schoonenberg	22,358,838	531,069	3,081	5,715,298

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2018 and until their respective successors have been duly elected and qualified.

(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent public accountant for its fiscal year ending December 31, 2017. The proposal received the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
18,971,354	9,364,156	272,776	-

Based on the votes set forth above, the appointment of Ernst & Young LLP as the independent public accounting firm to serve for 2017 was duly ratified by the shareholders.

(3)	Approval of the Guidance Software, Inc. 2017 Incentive Award Plan. The proposal received the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,585,974	2,046,049	260,965	5,715,298

Based on the votes set forth above, the proposal to approve the Guidance Software, Inc. 2017 Incentive Award Plan passed.

(4)

Advisory (non-binding) approval of the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K. This proposal, commonly referred to as “Say on Pay,” is required by Section 14A of the Securities Exchange Act. The “Say on Pay” proposal received the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
21,254,500	1,631,800	6,688	5,715,298

Based on the votes set forth above, the non-binding proposal to approve the compensation of the Company’s named executive officers passed.

(5)

Advisory (non-binding) determination as to the frequency of future “Say on Pay” votes. This proposal, commonly referred to as “Say on Frequency,” is required by Section 14A of the Securities Exchange Act. Shareholders may vote for a frequency of future “Say on Pay” votes every one, two, or three years, or may abstain from voting. The Say on Frequency proposal received the following votes:

One Year	Two Years	Three Years	Votes Abstain
17,979,361	20,766	4,874,159	18,702

Based on the votes set forth above, the shareholders selected a frequency of “every one year.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: May 9, 2017	By: /s/ Alfredo Gomez
Alfredo Gomez
General Counsel